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                                                                   Exhibit 10.7
                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 30th day of July, 2001, between Penn National Gaming, Inc., a Pennsylvania corporation with its principal offices at 825 Berkshire Boulevard, Wyomissing, PA, ("Company") and William Clifford ("Executive"), 122 Oak Hill Lane, Wyomissing, PA 19610.

                                   BACKGROUND

         From and after July 30, 2001, Company wishes to employ Executive and Executive wishes to enter into the employ of Company on the terms and conditions contained in this Employment Agreement.

         The parties are entering into this Employment Agreement for the purpose of setting forth the terms and conditions under which Company agrees to employ Executive and Executive agrees to accept such employment.

         There are no other agreements either oral or in writing between the parties.

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein, Company and Executive agree as follows:

         1.       Employment.

         Company hereby employs Executive and Executive accepts such employment on the terms and conditions hereinafter set forth.

         2.       Term.

         The term ("Term") of this Employment Agreement shall begin on July 30, 2001, (the "Commencement Date") and shall terminate at 11:59 PM on July 30, 2003, provided that, no earlier than 90 days, but not later than 60 days prior to that date, either party gives written notice to the other that it or he desires the Agreement to terminate. Absent such notice, the Agreement shall renew for one (1) year periods. Said additional periods are governed by these same notice requirements.

         In the event that the Company, without cause, elects not to continue this Agreement beyond the initial term or elects, without cause, not to offer an "at will" employment relationship, Executive will receive, on the date of termination, a severance allowance in an amount equal to the full amount of Base Salary and health insurance benefits that would be due to Executive for a period of six (6) months.


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         3.       Service to Company.

                  3.1 Executive's Responsibilities. On the terms and subject to the conditions set forth in this Employment Agreement, the Company shall employ Executive to serve as Chief Financial Officer of the Company. Executive shall report to the President/Chief Operating Officer of the Company and perform all duties customarily attendant to the position of Chief Financial Officer of the Company. Executive shall perform such services and duties commensurate with Executive's position as may from time to time be reasonably prescribed by the President/COO. It is understood and agreed that the President/COO may prescribe additional duties and responsibilities for the Executive that may expand the scope of Executive's duties and responsibilities and may result in the Executive supervising more personnel than the Executive presently is supervising.

                  3.2 Full Time. Executive shall devote his full business time, attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company. The foregoing shall not be construed, however, as preventing Executive from serving on the board of philanthropic organizations (so long as his service does not materially interfere with his duties hereunder) or investing his assets in such form or manner as will not require services on the part of Executive in the operations of the business in which such investment is made. If such business has a class of securities registered under the Securities Exchange Act of 1934 then the interest of Executive therein is solely that of an investor owning not more than 3% of any class of the outstanding equity securities of such business.

         4.       Financial Matters.

                  4.1 Base Salary. Executive shall be paid a salary at the rate of $275,000 per year (the "Base Salary"). The Base Salary shall be paid in installments in arrears in accordance with Company's regular payroll practices. Company may, in its discretion, increase Executive's Base Salary and Executive's other compensation provided for herein, upon the annual performance review of the Executive to be completed by the anniversary date of the Commencement Date hereof.

                  4.2 Bonus. In addition to the Base Salary, Company may pay to Executive a bonus of up to 50% of his Base Salary based upon Executive's performance keyed to standards established by Company, and at such times as the President/COO may, from time to time, determine in recognition of Executive's exemplary services.

                  4.3 Stock Options. As additional consideration for Executive entering into this Employment Agreement, Penn will issue options pursuant to its 1994 Stock Option Plan for fifty thousand (50,000) shares of Penn National Gaming, Inc. common stock at an exercise price of $18.95 per share, which is the closing on July 30, 2001, Executives first day of employment by Company. Such options will vest as follows:

                         i.   25% on the first anniversary of the date of grant


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                         ii.  25% on the second anniversary of the date of grant
                         iii. 25% on the third anniversary of the date of grant
                         iv.  25% on the fourth anniversary of the date of grant

                  4.4. Fringe Benefits. Executive shall be entitled to participate in all insurance, and other fringe benefit programs of Company to the extent and on the same terms and conditions as are accorded to other similarly situated executives of Company, provided, however, that nothing herein shall be deemed to require grants and awards to Executive under any benefit plans which provide for awards or grants at the discretion of the Board of Directors of the Company or of any committee thereof. Executive shall be entitled in each calendar year to four weeks paid vacation, prorated for 2001, to be taken by the Executive at such time or times as agreed upon by the Company and Executive.

                  4.5 Business Expenses. Company will pay, or reimburse the Executive for, all ordinary and reasonable out-of-pocket business expenses incurred by Executive in connection with his performance of services hereunder during the Term in accordance with Company's expense authorization and approval procedures then in effect.

                  4.6 Relocation Expenses. Company will pay, or reimburse the Executive for moving expenses related to his and his immediate family's relocation. Such payment/reimbursement will be based upon Penn National Gaming, Inc.'s "Relocation Policy" dated June 2001.

         5.       Death or Total Disability of Executive.

                  5.1 Death. In the event of the death of this Executive during the Term of this Employment Agreement, this Employment Agreement shall terminate effective as of the date of Executive's death, and Company shall not have any further obligation or liability hereunder except that Company shall pay to Executive's designated beneficiary or, if none, his estate the portion, if any, of Executive's Base Salary for the period up to Executive's date of death which remains unpaid and the amount of any unreimbursed expenses subject to the requirements of subsection 4.5 above.

                  5.2 Total Disability. In the event of the total disability of Executive during the term of this Employment Agreement, this Employment Agreement shall terminate effective as of the date of Executive's total disability, and Company shall pay to Executive the portion, if any, of Executive's Base Salary for the period up to Executive's date of disability which remains unpaid and the amount of any unreimbursed expenses subject to the requirements of subsection 4.5 above. The term "Total Disability" when used herein, shall have the definition set forth in Company's Long Term Disability Insurance Policy in effect at the time of any such determination.

         6.       Termination of Employment by Company for Cause.


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         In addition to termination pursuant to Section 5, Company may discharge
Executive and thereby terminate Executive's employment hereunder for the following reasons (for "Cause"): (i) habitual intoxication; (ii) drug addiction;
(iii) conviction of a felony; (iv) 15 days after written notice of continued insubordination or material violation of any rule or regulation that may be established by Company from time to time for the conduct of Company's business;
(v) misappropriation of corporate funds or other acts of dishonesty; or (vi) loss by Executive of any casino or gaming license or registration or finding of suitability required in the conduct of the performance of Executive's duties hereunder.

         In the event that Company shall discharge Executive pursuant to Section 6, Company shall not have any further obligations or liability to Executive under this Employment Agreement, except that Company shall pay to Executive the portion, if any, of Executive's Base Salary for the period up to Executive's date of discharge which remains unpaid and the amount of any unreimbursed expenses subject to the requirements of subsection 4.5 above.

         7.       Termination of Employment for Non-Performance.

         Company will make periodic evaluations of Executive's work performance and communicate the results of these evaluations to Executive, normally verbally. In the event that Executive's work performance is held to be substandard/unacceptable, Employer will communicate this in writing to Executive, along with specific recommendations as to how Executive can improve his/her performance to an acceptable level. A reassessment of Executive's performance will occur thirty (30) days following the date of the written notice. If the performance improvements requested by Company have occurred, Executive will be notified, in writing, that his/her performance is perceived by Company to be acceptable. If the performance improvements requested by Employer have not occurred during the initial thirty (30) day period, Company will notify Executive, in writing, of this fact, along with specific recommendations as to how Executive's performance can be brought to an acceptable level. Such written notice will include a last and final warning that failure to achieve an acceptable performance level during the next thirty (30) days will result in his termination. A reassessment of Executive's performance will occur thirty (30) days following the date of said second written notice. If the performance improvements requested by Employer have occurred, Executive will be notified, in writing, that his performance is perceived by Employer to be acceptable. If the performance improvements requested by Company have not occurred, Executive will be notified in writing of his termination, along with the performance related reasons therefor.

         In the event that Company shall discharge Executive pursuant to Section 7, Company shall not have any further obligations or liability to Executive under this Employment Agreement, except that Company shall pay to Executive the portion, if any, of Executive's Base Salary for the period up to the Executive's date of discharge which remains unpaid and the amount of any unreimbursed expenses subject to the requirements of Subsection 4.5 above.


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         8.       Non-Solicitation.

         Executive agrees that during the entire Term of this Agreement, and for one year after Executive ceases to be employed by Company for any reason whatsoever, Executive shall not directly or indirectly solicit for employment and will not hire during any period for which Company is paying severance or in any other fashion hire any of the employees of Company or any of its affiliated companies.

         9.       Non-Compete.

         Executive agrees that during the term of employment by Company, and for any period following employment by Company during which Executive is receiving severance payments from Company, employee will not, directly or indirectly, individually, or as a partner, stockholder, officer, director, principal, agent, employee, or in any other capacity or relation, enter into any business or employment in competition with the employer.

         10.      Notices.

         All notices, requests, demands, claims, and other communications hereunder will be in writing and addressed to the intended recipient as set forth below. Any party hereto shall give any notice, request, demand, claim or other communication hereunder by registered or certified mail, return receipt requested, or delivery by hand or any nationally recognized courier service that requires a return receipt or signature for delivery. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         If to the Company:

                  Joseph A. Lashinger, Jr., Esq.
                  Vice President & General
                    Counsel
                  Penn National Gaming, Inc.
                  825 Berkshire Blvd., Suite 200
                  Wyomissing, PA 19610

         If to Executive:

                  William Clifford
                  122 Oak Hill Lane
                  Wyomissing, PA  19610


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         11.      No Conflicts of Interest.

         Executive agrees that throughout the period of Executive's employment hereunder, Executive will not perform any activities or services, or accept other employment relationship that would interfere with or present a conflict of interest concerning Executive's employment with the Company. Executive agrees and acknowledges that Executive's employment by the Company is conditioned upon Executive adhering to and complying with the business practices and requirements of ethical conduct set forth in writing from time to time by the Company in its employee manual or similar publication.

         12.      Confidentiality.

         Executive recognizes that Company and its affiliated companies has and will continue to develop business strategies, marketing plans, customer lists and other related business information for its customers. Company considers this information as its trade secrets. Executive agrees that he will not, directly or indirectly, during the course of his employment and forever thereafter, upon termination of this employment for any reason whatsoever, divulge to any other person, firm or corporation, without Company's consent, any information acquired by Executive by any means whatsoever during the employment by Company, relating to or concerning any phase of Company's operations.

         13.      Document Surrender.

         Executive, at the expiration of his employment for any reason whatsoever, shall surrender and deliver to employer all documents, correspondence and any other information, of any type whatsoever, from Company or any of its agents, servants, employees, suppliers, and existing or potential customers, that come into employee's possession by any means whatsoever, during the course of employment.

         14.      Governing Law, Venue and Jurisdiction.

         This Employment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Employment Agreement shall be enforceable in the Court of Common Pleas of the County of Berks, Pennsylvania. Should federal jurisdiction apply then venue shall be in the United States District Court, Eastern District of Pennsylvania.

         15.      Contents of Agreement:  Amendment and Assignment.

         This Employment Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings between Executive and Company with respect to such subject matter. This Employment Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Employment Agreement shall be binding


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upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, including, but not limited to, any successor to the business of Company regardless of the forum of the transaction, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable in whole or in part by Executive.

         IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties on the date first above written.

                                                 Penn National Gaming, Inc.
                                                 a Pennsylvania Corporation


                                                 By: ________________________

                                                 Attest: __________________
                                                          Kevin DeSanctis
                                                          President/COO


                                                 By: ________________________

                                                 Attest: __________________
                                                          William Clifford
                                                          Executive